AMENDMENT NUMBER TWO
                                       TO
           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

     THIS AMENDMENT NUMBER TWO TO AMENDED AND RESTATED AGREEMENT AND PLAN
OF REORGANIZATION ("Amendment Number Two") is made and entered into as of this 19th day of December, 1990, by and among C&S/SOVRAN CORPORATION ("CSC") (formerly named Avantor Financial Corporation), THE CITIZENS AND SOUTHERN CORPORATION ("C&S"), CITIZENS AND SOUTHERN GEORGIA CORPORATION ("CSGA"), THE CITIZENS AND SOUTHERN NATIONAL BANK ("CSNB") and FIRST FEDERAL SAVINGS BANK OF BRUNSWICK, GEORGIA ("Brunswick").

     This Amendment Number Two is made pursuant to Section 11.4 of the Amended and Restated Agreement and Plan of Reorganization ("Agreement"), dated as of April 19, 1988, and amended and restated as of November 20, 1989, by and among C&S, CSGA, CSNB and Brunswick and supplemented by the Supplement to the Agreement executed by CSC. Each term appearing with initial capitalization which is not otherwise defined in this Amendment Number Two shall have the meaning set forth in the Agreement.



                                    PREAMBLE

     Section 10.1(c) of the Agreement, as amended by Amendment Number One to this Agreement (collectively, the Agreement as amended by Amendment Number One shall be referred to as the "Agreement"), dated as of August 20, 1990, by and among C&S, CSGA, CSNB, and Brunswick and adopted by CSC, provides that CSC and Brunswick each have the right, after March 31, 1991, to terminate the Agreement and the transactions contemplate by the Agreement. CSC and Brunswick wish to amend the Agreement to extend the date provided in 10.1(c) of the Agreement to September 30, 1991.

     IN WITNESS WHEREOF and in consideration of the foregoing, the mutual warranties, representations, convenants and agreements set forth in the Agreement and herein, the Parties hereby agree as follows:

     1. Section 10.1(c) of the Agreement shall be amended by substituting "September 30, 1991" where "March 31, 1991" appears in such
Section 10.1(c).

     2. In accordance with Section 11.4 of the Agreement, the provisions of Paragraph 1 of this Amendment Number Two are subject to the approvals of the Board of Directions of each of the Parties at the next regularly scheduled meeting of each such Board of Directors. In the event that the approval of the Board of Directors of any of the Parties is not obtained as provided herein, this Amendment Number Two and any approval by the Board of Directors of the other Parties shall be deemed void ab initio.

     3. No other amendments to the Agreement, except as set forth in this Amendment Number Two, are intended by this Amendment Number Two. The Agreement, as amended hereby, shall continue in full force and effect. The agreements set forth herein do not constitute the waiver of any right or claim that the Parties might have under the Agreement.

     4. This Amendment Number Two may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have caused this Amendment Number Two to be duly executed and delivered on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto duly authorized as of the date and year first above written.


                              C&S/SOVRAN CORPORATION


                              By: /s/ Hugh M. Chapman
                                 ------------------------------------
                                 Name:  Hugh M. Chapman
                                        -----------------------------
                                 Title: Vice Chairman
                                        -----------------------------


Attest: /s/ Frankie S. Hunter
       ----------------------------
       Name:   Frankie S. Hunter
               --------------------
       Title:  Assistant Secretary
               --------------------

          [CORPORATE SEAL]


                                   THE CITIZENS AND SOUTHERN CORPORATION


                             By: /s/ Hugh M. Chapman
                                 ------------------------------------
                                 Name:  Hugh M. Chapman
                                        -----------------------------
                                 Title: Vice Chairman
                                        -----------------------------


Attest: /s/ Frankie S. Hunter
       ----------------------------
       Name:   Frankie S. Hunter
               --------------------
       Title:  Assistant Secretary
               --------------------

          [CORPORATE SEAL]



                      [signatures continued on next page]

                                   CITIZENS AND SOUTHERN GEORGIA
                                        CORPORATION

                               By: /s/ William J. VanLandingham
                                 ------------------------------------
                                 Name:  William J. VanLandingham
                                        -----------------------------
                                 Title: President
                                        -----------------------------


Attest: /s/ Frankie S. Hunter
       ----------------------------
       Name:   Frankie S. Hunter
               --------------------
       Title:  Assistant Secretary
               --------------------

          [CORPORATE SEAL]



                                        THE CITIZENS AND SOUTHERN NATIONAL
                                             BANK


                               By: /s/ William J. VanLandingham
                                  -----------------------------------
                                 Name:  William J. VanLandingham
                                        -----------------------------
                                 Title: President
                                        -----------------------------


Attest: /s/ Frankie S. Hunter
       ----------------------------
       Name:   Frankie S. Hunter
               --------------------
       Title:  Assistant Secretary
               --------------------

          [ASSOCIATION SEAL]




                                        FIRST FEDERAL SAVINGS BANK
                                             OF BRUNSWICK, GEORGIA



                               By: /s/ Ben T. Slade III
                                 ------------------------------------
                                   Ben T. Slade III
                                   Chairman of the Board



Attest:  /s/ Robert B. Sams
       -----------------------------------
          Robert B. Sams
          Secretary



               [SAVINGS BANK SEAL]